As filed with the Securities and Exchange Commission on February 9, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALPHATEC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-2463898
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5818 El Camino Real

Carlsbad, California 92008

(760) 431-9286

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dirk Kuyper

President and Chief Executive Officer

Alphatec Holdings, Inc.

5818 El Camino Real

Carlsbad, California 92008

(760) 431-9286

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Ebun S. Garner, Esq.

Alphatec Holdings, Inc.

5818 El Camino Real

Carlsbad, California 92008

(760) 431-9286

Michael L. Fantozzi, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, Massachusetts 02111

(617) 542-6000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒    333-145614

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of Registration fee(2)
Common Stock, $0.0001 par value per share	$1,100,000	$78.43

(1)	This Registration Statement relates to the Registrant’s Registration Statement on Form S-3 (File No. 333-145614), which was declared effective by the Securities and Exchange Commission (the “SEC”) on August 30, 2007 (the “Prior Registration Statement”). In accordance with Rule 462(b) under the Securities Act of 1933, as amended, the proposed maximum offering price of the remaining securities eligible to be sold under the Prior Registration Statement ($5,500,000) is carried forward to this Registration Statement and an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% thereof, or $1,100,000, is registered hereby.
(2)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-3 is being filed with respect to the registration of additional shares of common stock, par value $0.0001 per share, of Alphatec Holdings, Inc., a Delaware corporation, pursuant to Rule 462(b) and General Instruction IV.A of Form S-3, both promulgated under the Securities Act of 1933, as amended.

The Registrant hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Registration Statement on Form S-3 (Registration No. 333-145614), which was declared effective by the Securities and Exchange Commission on August 30, 2007, including each of the documents filed by the Registrant and incorporated or deemed to be incorporated by reference therein and all exhibits thereto. The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits

All exhibits filed with or incorporated by reference in Registration Statement No. 333-145614 are incorporated by reference into, and shall be deemed a part of, this Registration Statement. The following exhibits are filed herewith pursuant to the requirements of Item 601 of Regulation S-K:

Exhibit Number	Description

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Deloitte & Associes.

23.3	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in the opinion filed as Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, California, on February 9, 2010.

ALPHATEC HOLDINGS, INC.

By:	/s/ Peter C. Wulff
Peter C. Wulff
Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dirk Kuyper Dirk Kuyper	Chief Executive Officer, President and Director (principal executive officer)	February 9, 2010

/s/ Peter C. Wulff Peter C. Wulff	Vice President, Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)	February 9, 2010

* Mortimer Berkowitz III	Chairman of the Board of Directors	February 9, 2010

* John H. Foster	Director	February 9, 2010

* James R. Glynn	Director	February 9, 2010

* Stephen E. O’Neil	Director	February 9, 2010

* Stephen J. Hochschuler, M.D.	Director	February 9, 2010

* R. Ian Molson	Director	February 9, 2010

* Richard Ravitch	Director	February 9, 2010

*By:	/s/ Ebun S. Garner, Esq.
Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Deloitte & Associes.

23.3	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in the opinion filed as Exhibit 5.1).